Exhibit 17(a)


                                                               R&C DRAFT 6/10/99
--------------------------------------------------------------------------------

                                CREDIT AGREEMENT


                                      among

                          SWISHER INTERNATIONAL, INC.,
                          SIGI ACQUISITION CORPORATION,
                        SWISHER INTERNATIONAL GROUP INC.,


                   The Other Credit Parties Signatory Hereto,


                               The Several Lenders
                        from Time to Time Parties Hereto,


                                BANKBOSTON, N.A.,
                            as Administrative Agent,

                            THE BANK OF NOVA SCOTIA,
                              as Syndication Agent,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                             as Documentation Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                                as Managing Agent





                            Dated as of June 14, 1999


--------------------------------------------------------------------------------

                 BANCBOSTON ROBERTSON STEPHENS, as Sole Arranger

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----

SECTION 1.   DEFINITIONS................................................................1

   1.1 Defined Terms....................................................................1
   1.2 Other Definitional Provisions...................................................18

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS...........................................18

   2.1 Revolving Credit Commitments....................................................18
   2.2 Procedure for Revolving Credit Borrowing........................................19
   2.3 Commitment Fee..................................................................20
   2.4 Termination or Reduction of Revolving Credit Commitments........................20
   2.5 Term Loans......................................................................21
   2.6 Procedure for Term Loan Borrowing...............................................21
   2.7 Swing Line Commitment...........................................................21
   2.8 Repayment of Loans; Evidence of Debt............................................22
   2.9 Optional Prepayments............................................................24
   2.10 Mandatory Prepayments..........................................................24
   2.11 Conversion and Continuation Options............................................25
   2.12 Maximum Number of Eurodollar Loans.............................................26
   2.13 Interest Rates and Payment Dates...............................................26
   2.14 Computation of Interest and Fees...............................................27
   2.15 Inability to Determine Interest Rate...........................................27
   2.16 Pro Rata Treatment and Payments................................................27
   2.17 Illegality.....................................................................28
   2.18 Requirements of Law............................................................29
   2.19 Taxes..........................................................................30
   2.20 Indemnity......................................................................31
   2.21 Fees...........................................................................32
   2.22 Letters of Credit..............................................................32

SECTION 3.   REPRESENTATIONS AND WARRANTIES............................................34

   3.1 Financial Condition.............................................................34
   3.2 No Change.......................................................................35
   3.3 Corporate Existence; Compliance with Law........................................35
   3.4 Corporate Power; Authorization; Enforceable Obligations.........................35
   3.5 No Legal Bar....................................................................35
   3.6 No Material Litigation..........................................................35
   3.7 No Default......................................................................36
   3.8 Ownership of Property; Liens....................................................36
   3.9 Intellectual Property...........................................................36
   3.10 No Burdensome Restrictions.....................................................36
   3.11 Taxes..........................................................................37

                                      -i-


   3.12 Federal Regulations............................................................37
   3.13 ERISA..........................................................................37
   3.14 Investment Company Act; Other Regulations......................................37
   3.15 Subsidiaries...................................................................37
   3.16 Purpose of Loans...............................................................38
   3.17 Environmental Matters..........................................................38
   3.18 Solvency.......................................................................39
   3.19 Security Documents.............................................................39
   3.20 Regulation H...................................................................39
   3.21 Accuracy of Information........................................................40
   3.22 Year 2000 Compliance...........................................................40

SECTION 4.   CONDITIONS PRECEDENT......................................................40

   4.1 Conditions to Initial Loans.....................................................40
   4.2 Conditions to Each Loan.........................................................46

SECTION 5.   AFFIRMATIVE COVENANTS.....................................................46

   5.1 Financial Statements............................................................46
   5.2 Certificates; Other Information.................................................47
   5.3 Payment of Obligations..........................................................48
   5.4 Maintenance of Existence........................................................48
   5.5 Maintenance of Property; Insurance..............................................48
   5.6 Inspection of Property; Books and Records; Discussions..........................48
   5.7 Notices.........................................................................48
   5.8 Environmental Laws..............................................................49
   5.9 Additional Subsidiaries.........................................................49
   5.10 After-Acquired Property........................................................50
   5.11 Foreign Subsidiary.............................................................51
   5.12 Interest Rate Protection.......................................................51
   5.13 Capital Contribution...........................................................51
   5.14 Year 2000 Compliance...........................................................51

SECTION 6.   NEGATIVE COVENANTS........................................................51

   6.1 Financial Condition Covenants...................................................52
   6.2 Limitation on Indebtedness......................................................52
   6.3 Limitation on Liens.............................................................53
   6.4 Limitation on Guarantee Obligations.............................................54
   6.5 Limitation on Fundamental Changes...............................................54
   6.6 Limitation on Sale of Assets....................................................54
   6.7 Limitation on Dividends.........................................................55
   6.8 Limitation on Capital Expenditures..............................................56
   6.9 Limitation on Investments, Loans and Advances...................................56
   6.10 Limitation on Optional Payments and modifications of Debt Instruments..........56
   6.11 Limitation on Transactions with Affiliates.....................................57
   6.12 Limitation on Sales and Leasebacks.............................................57

                                      -ii-


   6.13 Limitation on Changes in Fiscal Year...........................................57
   6.14 Limitation on Negative Pledge Clauses..........................................57
   6.15 Limitations on Lines of Business...............................................57
   6.16 Limitation on Acquisitions.....................................................57

SECTION 7.   EVENTS OF DEFAULT.........................................................58

SECTION 8.   ADMINISTRATIVE AGENT......................................................60

   8.1 Appointment.....................................................................60
   8.2 Delegation of Duties............................................................61
   8.3 Exculpatory Provisions..........................................................61
   8.4 Reliance by Administrative Agent................................................61
   8.5 Notice of Default...............................................................62
   8.6 Non-Reliance on Administrative Agent and Other Lenders..........................62
   8.7 Indemnification.................................................................63
   8.8 Administrative Agent in Its Individual Capacity.................................63
   8.9 Successor Administrative Agent..................................................63
   8.10 Syndication Agent; Documentation Agent; Managing Agent.........................64

SECTION 9.   MISCELLANEOUS.............................................................64

   9.1 Amendments and Waivers..........................................................64
   9.2 Notices.........................................................................64
   9.3 No Waiver; Cumulative Remedies..................................................65
   9.4 Survival of Representations and Warranties......................................65
   9.5 Payment of Expenses and Taxes...................................................65
   9.6 Successors and Assigns; Participation and Assignments...........................66
   9.7 Adjustments; Set-off............................................................68
   9.8 Counterparts....................................................................69
   9.9 Severability....................................................................69
   9.10 Integration....................................................................69
   9.11 Governing Law..................................................................69
   9.12 Submission To Jurisdiction; Waivers............................................70
   9.13 Acknowledgements...............................................................70
   9.14 Waivers Of Jury Trial..........................................................71
   9.15 Confidentiality................................................................71


SCHEDULES

Schedule I            Lenders, Commitments and Addresses for Notices
Schedule 3.1(a)       Liabilities
Schedule 3.6          Litigation
Schedule 3.8          Properties
Schedule 3.13         ERISA Matters
Schedule 3.15         Subsidiaries
Schedule 3.17         Environmental Matters
Schedule 3.19(c)      Mortgage Filing Offices
Schedule 6.4(a)       Guarantee Obligations

EXHIBITS

Exhibit A-1           Form of Revolving Credit Note
Exhibit A-2           Form of Swing Line Note
Exhibit A-3           Form of Term Note
Exhibit B-1           Form of Subsidiaries Guarantee
Exhibit B-2           Form of Hay Island Limited Recourse Guarantee
Exhibit B-3           Form of Newco Guarantee
Exhibit C-1           Form of Borrower Security Agreement
Exhibit C-2           Form of Subsidiaries Security Agreement
Exhibit D-1           Form of Subsidiaries Stock Pledge Agreement
Exhibit D-2           Form of Newco Stock Pledge Agreement
Exhibit D-3           Form of Subsidiaries Note Pledge Agreement
Exhibit D-4           Form of Hay Island Stock Pledge Agreement
Exhibit E-1           Form of Mortgage
Exhibit E-2           Form of Leasehold Mortgage
Exhibit E-3           Form of Deed of Trust
Exhibit E-4           Form of Deed to Secure Debt
Exhibit F             Form of Borrowing Certificate
Exhibit G-1           Form of Legal Opinion of Schnader, Harrison, Segal & Lewis
Exhibits G-2          Form of Legal Opinion of Local Counsel
Exhibit H             Form of Solvency Certificate
Exhibit I             Form of Swing Line Loan Participation Certificate
Exhibit J             Form of Assignment and Acceptance

         CREDIT AGREEMENT, dated as of June 14, 1999, among (i) SWISHER INTERNATIONAL, INC., a Delaware corporation, (ii) SIGI ACQUISITION CORPORATION, a Delaware corporation, (iii) SWISHER INTERNATIONAL GROUP INC., a Delaware corporation, (iv) the other Credit Parties signatory hereto, (v) the financial institutions from time to time parties to this Agreement, (vi) THE BANK OF NOVA SCOTIA, as Syndication Agent, (vii) CREDIT LYONNAIS, NEW YORK BRANCH, as Documentation Agent, (viii) THE CHASE MANHATTAN BANK, as Managing Agent, and
(ix) BANKBOSTON, N.A., as administrative agent for the Lenders hereunder (in such capacity, as more fully defined in Section 1.1, the "Administrative Agent").

                                   Background

         A. At the request of the Borrowers and the Parent, pursuant to this Agreement, the Administrative Agent has arranged a syndicate of Lenders to make available: (a) a term credit facility to Newco to (i) fund the Merger Consideration and (ii) allow Newco to establish the Dissenting Shareholder Reserve; and (b) a revolving credit facility to OpCo to (i) refinance the Existing Indebtedness, (ii) fund ongoing working capital needs, and (iii) fund general corporate purposes, including capital expenditures.

         B. Contemporaneously with the execution and delivery of this Agreement and the making of the Loans hereunder, the Parent and Newco are effecting the Merger pursuant to the Merger Agreement.

                                    Agreement

         In consideration of the Background and the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties, intending to be legally bound, hereto agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition": means any transaction pursuant to which either of the Borrowers or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person other than either of the Borrowers or any Person which is not then a Subsidiary of either of the Borrowers, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of either of the Borrowers, or causes any such Person to be merged into either of the Borrowers or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of either of the Borrowers or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

                  "Administrative Agent": BankBoston, N.A., together with its affiliates, as the agent for the Lenders under this Agreement and the other Loan Documents.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth below, corresponding to the ratio of Total Debt to EBITDA, measured quarterly for the four consecutive fiscal quarters then ended, applicable to Newco, on a consolidated basis, according to the most recent Compliance Certificate delivered by the Borrowers to the Administrative Agent, which rate shall be set at Level II until the Borrowers have delivered a Compliance Certificate for the fiscal quarter ending June 1999:

               ----------------------------------------------------------------
                    Level         Total            Eurodollar     Base Rate
                               Debt/EBITDA           Margin         Margin
               ----------------------------------------------------------------
                      I           =>2.75x            2.25%          0.500%
               ----------------------------------------------------------------
                     II       =>2.50x < 2.75x        2.00%          0.250%
               ----------------------------------------------------------------
                     III      =>2.00x < 2.50x        1.75%          0.000%
               ----------------------------------------------------------------
                     IV       =>1.50x < 2.00x        1.50%          0.000%
               ----------------------------------------------------------------
                      V           <1.50x             1.25%          0.000%
               ----------------------------------------------------------------


                  "Application": an application by OpCo, in form and containing terms and provisions acceptable to the Issuing Lender, for the issuance by the Issuing Lender of a Letter of Credit.

                  "Arranger": BancBoston Robertson Stephens Inc., in its capacity as sole arranger of the Loans.

                  "Asset Sale": any sale, sale-leaseback, or other disposition by either Borrower or any Subsidiary thereof of any of its property or assets, or any rights or interests therein or with respect thereto, including the stock of any Subsidiary of such Borrower.

                  "Assignee": as defined in Section 9.6(c).

                  "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (ii) such Lender's Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, and (iii) such Lender's Commitment Percentage of Letter of Credit Obligations (except for the purposes of calculating the Commitment Fee under Section 2.3(a), the foregoing clause (ii) shall be deemed deleted and clause (iii) shall be renumbered accordingly).

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by BankBoston, N.A. as its base rate in effect at its principal office in Boston (the Prime Rate not being intended to be the lowest rate of interest charged by BankBoston, N.A. in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Borrowers": OpCo and Newco.

                  "Borrower Mortgages": the Mortgages, the Leasehold Mortgages, the Deeds of Trust and the Deeds to Secure Debt to be executed and delivered by OpCo, substantially in the form of Exhibits E-1, E-2, E-3 and E-4, covering the Fee Properties and the Wheeling, West Virginia leasehold listed on Schedule 3.8, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Security Agreement": the Security Agreement to be executed and delivered by each of the Borrowers, substantially in the form of Exhibit C-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Security Documents": the collective reference to the Borrower Security Agreement, the Stock Pledge Agreement executed by each Borrower and the Borrower Mortgages and any other document that may at any time be delivered to the Administrative Agent as security for any Credit Party's obligations hereunder or under any other Loan Document or any Interest Rate Hedge Agreement, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.2, 2.6 or 2.7(a) as a date on which either Borrower, as the case may be, requests the Lenders or the Swing Line Lender to make Loans hereunder.

                  "Business": as defined in Section 3.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Stamford, Connecticut are authorized or required by law to close.

                  "Capital Stock": any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Capitalized Leases": Leases which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
         (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, or (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's).

                  "Cash Flow": for any period, (a) EBITDA minus (b) the aggregate amount actually paid in cash during such period on account of
         (i) capital expenditures permitted hereunder and (ii) income taxes, in each case, determined on a consolidated basis in accordance with GAAP.

                  "Change of Control": the occurrence of any of the following events: (a) the Permitted Holders "beneficially own" (as such term has the meaning within the context of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended), directly or indirectly, in the aggregate less than 50.1% total voting power of the Voting Stock of Hay Island, (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Hay Island (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Hay Island was approved by vote of 66-2/3% of the directors of Hay

         Island then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Hay Island then in office, (c) the failure of Hay Island to own less than 100% of the Voting Stock of Newco, (d) the failure of Newco to own less than 100% of the Voting Stock of OpCo, or (e) the failure of OpCo to own, directly or indirectly, less than 100% of the Voting Stock of any of the Subsidiaries.

                  "Class A Consideration": the payment to each Class A Holder (except Dissenting Shareholders) of $9.50 in cash for each Class A Share owned by such Class A Holder, as more fully set forth in the Merger Agreement.

                  "Class A Holders": the holders of record, as of the Closing Date, of the Class A Shares.

                  "Class A Shares": the issued and outstanding shares of the Parent's Class A Common Stock.

                  "Class B Shares": the issued and outstanding shares of the Parent's Class B Common Stock.

                  "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Credit Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, such Lender's Swing Line Commitment (if any), Revolving Credit Commitment and Term Loan Commitment, collectively.

                  "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment (or Revolving Credit Commitment or Term Loan Commitment, as the context may require) (other than the Swing Line Commitment) then constitutes of the aggregate Commitments (or Revolving Credit Commitments or Term Loan Commitments, respectively) (other than the Swing Line Commitment) or, at any time after such Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans (or Revolving Credit Loans or Term Loans, respectively) (including, in the case of Revolving Credit Loans, such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans and such Lender's Commitment Percentage of Letter of Credit Obligations) then outstanding constitutes of the aggregate principal amount of the Loans (or Revolving Credit Loans (and Swing Line Loans and Letter of Credit Obligations) or Term Loans, respectively) then outstanding.

                  "Commitment Period": the period from and including the date hereof to, but not including, the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with either Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes such Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Compliance Certificate" as defined in Section 5.2(b).

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Parties": each Borrower, the Parent, Hay Island and each direct or indirect Subsidiary of each Borrower which is a party to a Loan Document or an Interest Rate Hedge Agreement.

                  "DGCL": the provisions of the Delaware General Corporate Law, as amended from time to time.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dissenting Shareholder Reserve": the amount established by Newco as a reserve with respect to amounts which Newco reasonably believes it will be required to pay to the Dissenting Shareholders.

                  "Dissenting Shareholders": one or more Class A Holders who exercises dissenting shareholder rights as more fully set forth under
         Section 262 of the DGCL.

                  "Documentation Agent": Credit Lyonnais New York Branch.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary which is not a Foreign Subsidiary.

                  "EBITDA": for any period, the sum of (i) Net Income for such period, (ii) Interest Expense for such period and (iii) the amount of income taxes, depreciation and amortization deducted from earnings in determining such Net Income.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as may have previously been, now are or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Base Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrowers or, in the absence of such agreement, the "Eurodollar Base Rate" shall instead be the rate per annum equal to the rate at which the Administrative Agent is offered dollar deposits at or about 10:00 A.M., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Credit Agreement": the Credit Agreement dated as of November 20, 1997 among OpCo, the Parent, the lenders parties thereto, Societe Generale, as Documentation Agent, and BankBoston, N.A., as Administrative Agent, as amended, modified or otherwise supplemented from time to time.

                  "Existing Indebtedness": all Indebtedness outstanding under the Existing Credit Agreement on the Closing Date which will be refinanced pursuant to the terms and conditions of this Agreement.

                  "Fee Property": as defined in Section 3.8.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Fixed Charges": for any period, the sum of:

                           (a) Interest Expense; and

                           (b) required amortization of (i) Indebtedness for the
                  period involved and (ii) discount or premium relating to any such Indebtedness for any period involved, whether expensed or capitalized;

         in the case of Newco, on a consolidated basis, in accordance with GAAP.

                  "Fixed Charge Coverage Ratio": the ratio of Cash Flow to Fixed Charges.

                  "Foreign Subsidiary": any Subsidiary of either Borrower which
         (a) is organized under the laws of any jurisdiction outside the United States of America or (b) conducts the major portion of its business outside of the United States of America.

                  "Free Cash Flow": for any period, (a) Cash Flow minus (b) the sum of (i) Fixed Charges, (ii) all dividends paid by Newco on account of its Capital Stock, and (iii) all mandatory prepayments made by the Borrowers in accordance with Section 2.10. For purposes hereof, the calculation of Free Cash Flow shall be made for the period of the immediately preceding four fiscal quarters of Newco prior to the fiscal quarter in which Newco pays dividends and, for purposes of determination, such dividends shall be deemed to have been made in such prior period.

                  "Fronting Fee": an amount equal to one-eighth of one percent (0.125%) of the stated amount of each Letter of Credit.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, except that in connection with any calculation of any amount referenced, directly or indirectly, in Section 6.1, "GAAP" shall mean generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 3.1.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee": collectively, the Subsidiaries Guarantee, the Newco Guarantee and the Hay Island Limited Recourse Guarantee.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

                  "Hay Island": Hay Island Holding Corporation, a Delaware corporation and the owner of the Class B Shares and, upon the consummation of the Merger, the owner of all of the Newco Stock.

                  "Hay Island Limited Recourse Guarantee": the Limited Recourse Guarantee to be executed and delivered by Hay Island, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which Hay Island shall guaranty the obligations of the Borrowers under this Agreement with recourse limited to Hay Island's interest in the Newco Stock, pursuant to the Hay Island Stock Pledge Agreement.

                  "Hay Island Stock Pledge Agreement": the Stock Pledge Agreement to be executed and delivered by Hay Island, substantially in the form of Exhibit D-4.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all reimbursement and other obligations with respect to letters of credit, bankers acceptances and surety bonds, whether or not matured, (d) all obligations of such Person under Financing Leases, (e) all Guarantee Obligations (without duplication) of such Person, (f) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (g) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in Section 3.9.

                  "Interest Expense": for any period, the amount of interest expense, both expensed and capitalized, of Newco, determined on a consolidated basis in accordance with GAAP.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                           (i) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by either Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by either Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond the Revolving Credit Termination Date or the Term Loan Maturity Date, shall end on the Revolving Credit Termination Date or the Term Loan Maturity Date, as the case may be;

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) each Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of principal of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements, whether under a Swap Agreement or otherwise, entered into by either Borrower with any Person who was a Lender at the time of entry into such agreement, providing for financial protection against wide or unanticipated fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, all as more fully set forth in such agreement.

                  "Issuing Lender": BankBoston, N.A. or any other Lender (with the prior consent and agreement of such Lender), each in its capacity as issuer of the Letters of Credit.

                  "Joint Venture": shall mean, depending on the jurisdiction of its formation, a general partnership or joint venture in which either of the Borrowers is a general partner or joint venturer, as the case may be.

                  "L/C Draft": a draft drawn on the Issuing Lender pursuant to a Letter of Credit.

                  "Leased Property": as defined in Section 3.8.

                  "Lenders": the financial institutions party to this Agreement which have committed to make the Loans, and the respective successors and assigns of each.

                  "Letter of Credit": any letter of credit issued by the Issuing Lender, in its discretion but subject to the terms of this Agreement, on the application of OpCo.

                  "Letter of Credit Fee": the amount equal to, from time to time, the Applicable Margin per annum for Eurodollar Loans constituting Revolving Loans.

                  "Letter of Credit Obligations": as to OpCo, at any time of determination, an amount equal to the aggregate amounts available to be drawn under Letters of Credit plus the aggregate of all unpaid obligations of OpCo to reimburse the Issuing Lender for amounts drawn under all Letters of Credit.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, any Notes, the Guarantees and the Security Documents.

                  "Managing Agent": The Chase Manhattan Bank.

                  "Material Adverse Effect": a material adverse effect or through the actions of one or more third parties, the likelihood of a material adverse effect, on (a) the business, assets, operations, property, condition (financial or otherwise) or prospects of either of the Borrowers or any of its Subsidiaries or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any Interest Rate Hedge Agreements or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount payable by either Borrower and/or its Subsidiaries in excess of $5,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which could otherwise give rise to any liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Merger": the merger of the Parent with and into Newco, with Newco as the surviving entity, pursuant to the Merger Agreement.

                  "Merger Agreement": the Merger Agreement dated December 9, 1998, by and among the Parent, Newco and Hay Island, pursuant to which the parties thereto shall effect the Merger and the Class A Shares will be converted, without any action on the part of the Class A Holders, into the right to receive the Class A Consideration and the Class B Shares will be converted into the Newco Stock.

                  "Merger Consideration": the Class A Consideration and, as more fully set forth in the Merger Agreement, all costs and fees required to be paid by Newco in connection with the Merger.

                  "Mortgages": the collective reference to the Borrower Mortgages and each other Mortgage, Leasehold Mortgage, Deed of Trust and Deed to Secure Debt made after the date hereof pursuant to Section 5.10(a).

                  "Multiemployer Plan": a multiemployer plan as defined in
         Section 4001(a)(3) of ERISA.

                  "Net Income": for any period, net income of Newco, on a consolidated basis (but in any case not including payments received by any Borrower or any Subsidiary in respect of the Wheeling Bonds).

                  "Net Proceeds": the aggregate cash proceeds received by either Borrower or any Subsidiary thereof in respect of:

                           (a) any issuance of Capital Stock after the Closing
                  Date;

                           (b) any Asset Sale;

                           (c) any cash payments received in respect of
                  promissory notes delivered to either Borrower or any Subsidiary thereof in respect of an Asset Sale;

         in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of such Person that are collateral for any such debt securities or loans that are sold or otherwise disposed of in connection with such Asset Sale, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such sale and reasonably estimated by such Person to be actually payable.

                  "Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of Newco at such date.

                  "Newco": SIGI Acquisition Corporation, a Delaware corporation and its successors and assigns which, contemporaneously with the Merger, shall change its name to Swisher International Group Inc., and which, as a result of the Merger, shall be the owner of all of the issued and outstanding capital stock of OpCo.

                  "Newco Stock": all of the issued and outstanding capital stock of Newco.

                  "Newco Guarantee": the Guarantee to be executed and delivered by Newco substantially in the form of Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Newco Stock Pledge Agreement": the Newco Stock Pledge Agreement to be executed and delivered by Newco, substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Non-Excluded Taxes": as defined in Section 2.19(a).

                  "Notes": the collective reference to the Swing Line Note, the Revolving Credit Notes and the Term Notes.

                  "Obligations": shall mean "Secured Obligations" as defined in the Security Agreements.

                  "OpCo": Swisher International, Inc., a Delaware corporation and its successors and assigns.

                  "Parent": Swisher International Group Inc., a Delaware corporation and its successors and assigns, which prior to the Merger, was the owner of all of the issued and outstanding capital stock of OpCo, and which, as a result of the Merger, will cease to exist as a separate legal entity.

                  "Participant": as defined in Section 9.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Acquisition": as defined in Section 6.16.

                  "Permitted Holders": William Ziegler, III, the Trust under the Will of Helen M. Rivoire for the benefit of William Ziegler, III, the Trust under the Will of William Zeigler, Jr. for the benefit of William Ziegler, III, and Pine Island Associates, LLC, a Delaware limited liability company, and the respective heirs, administrators, personal representatives and successors of each of them.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which either Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements": collectively, the Stock Pledge Agreements and the Subsidiaries Note Pledge Agreement.

                  "Properties": as defined in Section 3.17(a).

                  "Refunded Swing Line Loans": as defined in Section 2.7(b).

                  "Register": as defined in Section 9.6(d).

                  "Regulation G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

                  "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 51%.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": any of the chief executive officer, chief operating officer, president or, with respect only to financial matters, chief financial officer of Newco.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to OpCo hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
         Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Revolving Credit Loans": as defined in Section 2.1(a).

                  "Revolving Credit Note": as defined in Section 2.8(e).

                  "Revolving Credit Termination Date": June 14, 2004.

                  "Security Agreements": the collective reference to the Borrower Security Agreement and the Subsidiaries Security Agreement.

                  "Security Documents": the collective reference to the Security Agreements, the Stock Pledge Agreements, the Subsidiaries Note Pledge Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and under any of the other Loan Documents or any Interest Rate Hedge Agreements or to secure any guarantee of any such obligations and liabilities.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                  "Stock Pledge Agreements": the collective reference to the Newco Stock Pledge Agreement, the Hay Island Stock Pledge Agreement and the Subsidiaries Stock Pledge Agreement.

                  "Subsidiaries Guarantee": the Guarantee to be executed and delivered by each Domestic Subsidiary, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Note Pledge Agreement": the Note Pledge Agreement to be executed and delivered by Swisher International Finance Company, substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Security Agreement": the Security Agreement to be executed and delivered by each Domestic Subsidiary in favor of the Administrative Agent, substantially in the form of Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Stock Pledge Agreement": the Stock Pledge Agreement to be executed and delivered by each Domestic Subsidiary of each of the Borrowers, substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Security Documents": the collective reference to the Subsidiaries Security Agreement, the Subsidiaries Stock Pledge Agreement and the Subsidiaries Note Pledge Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of each of the Borrowers.

                  "Swap Agreement" as defined in 11 U.S.C. ss.101.

                  "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to Section 2.7.

                  "Swing Line Lender": BankBoston, N.A., in its capacity as lender of the Swing Line Loans.

                  "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit I.

                  "Swing Line Loans": as defined in Section 2.7(a).

                  "Swing Line Note": as defined in Section 2.8(e).

                  "Syndication Agent": The Bank of Nova Scotia.

                  "Term Loan": as defined in Section 2.5.

                  "Term Loan Commitment": as to any Lender, the obligation of such Lender to make Term Loans to Newco hereunder in an aggregate principal amount equal to the amount set forth opposite such Lender's name on Schedule I.

                  "Term Loan Draw Date": the date on which Newco shall draw the proceeds of the Term Loan to pay the Class A Consideration to the Class A Holders.

                  "Term Loan Maturity Date": June 14, 2004.

                  "Term Note": as defined in Section 2.8(e).

                  "Ticking Fee": the amount equal to thirty-seven and one-half basis points (0.375%) payable to each Lender based upon such Lender's Commitment, payable on the Closing Date, for the period from February 1, 1999 through the Closing Date.

                  "Title Insurance Company": as defined in Section 4.1(x).

                  "Total Debt": with respect to any Person, at any time, the sum of Indebtedness plus (b) the principal amount of all obligations under Capitalized Leases, determined in each case on a consolidated basis in accordance with GAAP.

                  "Total Leverage Ratio": the ratio of Total Debt to EBITDA for any period of four consecutive fiscal quarters.

                  "Transferee": as defined in Section 9.6(f).

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Voting Stock": of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wheeling Bonds": collectively, the Series 1992A and Series 1992B Industrial Development Revenue Bonds (Helme Tobacco Company Project) issued by Ohio County, West Virginia, acting by and through The County Commission of Ohio County, West Virginia, which bonds will be owned by Swisher International Finance Company on and following the Closing Date.

                  "Year 2000 Problem": as defined in Section 3.22.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural form of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to OpCo from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Revolving Credit

Commitment less the sum of (i) the product of (x) such Lender's Commitment Percentage and (y) the sum of the Letter of Credit Obligations and the Swing Line Loans then outstanding and (ii) the amount of such Lender's outstanding Revolving Credit Loans. Notwithstanding the above, in no event shall any Revolving Credit Loans be made if the aggregate amount of the Revolving Credit Loans to be made would, after giving effect to the use of proceeds thereof, exceed the aggregate Available Commitments. During the Commitment Period, OpCo may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans, or (c) a combination thereof, as determined by OpCo and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  2.2 Procedure for Revolving Credit Borrowing. OpCo may borrow under the Revolving Credit Commitments during the Commitment Period on any Business Day, provided that OpCo shall give the Administrative Agent irrevocable notice which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, if the requested Revolving Credit Loans are to be initially Base Rate Loans specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to
(x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or the full amount of the then Available Commitments) and (y) in the case of Eurodollar Loans, $2,000,000 or a whole multiple of $500,000 in excess thereof, subject to the provisions of Section 2.12, except that any borrowing under the Revolving Credit Commitments to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans. Upon receipt of any such notice from OpCo, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Commitment Percentage of each borrowing available to the Administrative Agent for the account of OpCo at the office of the Administrative Agent specified in Section 9.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by OpCo in funds immediately available to the Administrative Agent. Such borrowing will then be made available to OpCo by the Administrative Agent crediting the account of OpCo on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.3 Fees. (a) Commitment Fee. OpCo agrees to pay to the Administrative Agent for the account of each Lender a revolving credit commitment fee (the "Commitment Fee") on the average daily amount of the Available Commitment of such Lender for the period from and including the first day of the Commitment Period to the Revolving Credit Termination

Date, computed at the rate per annum set forth in Table 2.3 below, corresponding to the Total Leverage Ratio, measured quarterly for the four consecutive fiscal quarters then ended, applicable to Newco, on a consolidated basis, according to the most recent Compliance Certificate delivered by the Borrowers to the Administrative Agent, which rate shall be set at Level II as indicated on Table
2.3 until the Borrowers have delivered a Compliance Certificate for the fiscal quarter ending June 1999. The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                                         TABLE 2.3
                                         ---------

                        -------------------------------------------------
                          Level           Total          Commitment Fee
                                       Debt/EBITDA
                        -------------------------------------------------
                            I            =>2.75x            0.500%
                        -------------------------------------------------
                           II        =>2.50x < 2.75x        0.500%
                        -------------------------------------------------
                           III       =>2.00x < 2.50x        0.375%
                        -------------------------------------------------
                           IV        =>1.50x < 2.00x        0.375%
                        -------------------------------------------------
                            V            <1.50x             0.250%
                        -------------------------------------------------


                           (b) Letter of Credit Fee. OpCo agrees to pay to the
Administrative Agent for the account of each Lender, the Letter of Credit Fee computed on the average outstanding undrawn amount of Letters of Credit, payable in arrears (A) for the preceding fiscal quarter on the first day of each fiscal quarter subsequent to the Closing Date, and (B) on the Revolving Credit Termination Date. The Letter of Credit Fee shall be increased by 2% upon the occurrence of an Event of Default.

                           (c) Fronting Fee. OpCo agrees to pay to the
Administrative Agent for the account of the Issuing Lender, the Fronting Fee simultaneously with the issuance of each Letter of Credit by the Issuing Lender.

                  2.4 Termination or Reduction of Revolving Credit Commitments.
(a)OpCo shall have the right, upon not less than five Business Days notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided however, that at any time, the aggregate amount of the Revolving Credit Commitments shall not be reduced below the sum of (i) the aggregate outstanding principal amount of (x) Swing Line Loans, (y) Revolving Credit Loans and (z) Letter of Credit Obligations and (ii) $5,000,000. Any such reduction shall be in an amount equal to

$5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (b) Any reduction of the Revolving Credit Commitments provided for in this Section 2.4 shall be accompanied by prepayment of first, Swing Line Loans and second, Revolving Credit Loans to the extent, if any, that the sum of the aggregate outstanding principal amount of Swing Line Loans, Revolving Credit Loans and Letter of Credit Obligations exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, pro rata among the Lenders.

                  2.5 Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Term Loan") to Newco on the Term Loan Draw Date in an amount equal to the amount of the Term Loan Commitment of such Lender then in effect. The Term Loans shall be (a) Eurodollar Loans, (b) Base Rate Loans, or (c) a combination thereof, as determined by Newco and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.

                  2.6 Procedure for Term Loan Borrowing. Newco shall give the Administrative Agent irrevocable notice on the Term Loan Draw Date requesting that the Lenders make the Term Loans on the Term Loan Draw Date. On the Term Loan Draw Date each Lender shall make available to the Administrative Agent at its office specified in Section 9.2 the amount of such Lender's Commitment Percentage of such Term Loans in immediately available funds. The Administrative Agent shall on such date credit the account of Newco on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.7 Swing Line Commitment. (a)Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans ("Swing Line Loans") to OpCo from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $5,000,000, provided that in no event shall any Swing Line Loans be made if the aggregate amount of the Swing Line Loans to be made would, after giving effect to the use of the proceeds thereof, exceed the aggregate Available Commitments. Amounts borrowed by OpCo under this Section 2.7 may be repaid and reborrowed through but excluding the Revolving Credit Termination Date, or such earlier date as the Revolving Credit Commitment shall terminate as provided herein. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. OpCo shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 3:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to OpCo by crediting the account of OpCo at the office of the Swing Line Lender with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in Section 3.16.

                  (b) The Swing Line Lender at any time in its sole and absolute discretion may, and on behalf of OpCo (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in clause (f) of Section 7 shall have occurred (in which event the procedures of Section 2.7(c) shall apply) and, subject to the terms and conditions hereof, each Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for the account of the Swing Line Lender at the office of the Swing Line Lender prior to 12:00 noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                  (c) If, prior to the making of a Revolving Credit Loan pursuant to Section 2.7(b), one of the events described in clause (f) of Section 7 shall have occurred, each Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loan. Each Lender will immediately transfer to the Swing Line Lender in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Refunded Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

                  (e) Each Lender's obligation to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, OpCo or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of OpCo, (iv) any breach of this Agreement by OpCo or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.8 Repayment of Loans; Evidence of Debt. (a)(i) OpCo hereby unconditionally agrees to pay to the Administrative Agent for the account of each Lender (A) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date, and (B) in the case of the Swing Line Lender, the then unpaid principal amount of each Swing Line Loan on the Revolving Credit Termination Date, and (ii) Newco hereby unconditionally agrees to pay to the Administrative Agent for the account of each Lender the principal amount of the Term Loan of such Lender, in equal quarterly payments from

September 30, 1999 through the Term Loan Maturity Date totaling the amount set forth in Table 2.8 below, payable on the last day of each March, June, September and December in accordance with Section 2.16 (or, in the case of each clause (i) and (ii), the then unpaid principal amount of such Loan, on the date that such Loan becomes due and payable pursuant to Section 7).

                                   TABLE 2.8
                                   ---------

                 ----------------------------------------
                        Year                Amount
                 ----------------------------------------
                      Year One            $10,000,000
                 ----------------------------------------
                      Year Two            $12,000,000
                 ----------------------------------------
                     Year Three           $13,000,000
                 ----------------------------------------
                      Year Four           $15,000,000
                 ----------------------------------------
                      Year Five           $25,000,000
                 ----------------------------------------


Each of the Borrowers hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13. Each such payment and all other payments shall be made in immediately available United States Dollars, to the Administrative Agent, on or before 11:00 a.m., New York City time, on the designated date thereof, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender, in which Register and/or subaccounts shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrowers acknowledge that (i) OpCo has executed and delivered to each Lender (A) a promissory note of OpCo evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, a "Revolving Credit Note") and (B) in the case of the Swing Line Lender, a promissory note of OpCo evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, the "Swing Line Note") and
(ii) Newco has executed and delivered to such Lender a promissory note of Newco evidencing the Term Loan of such Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, a "Term Note").

                  2.9 Optional Prepayments. Any Borrower may, on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay their respective Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent, or, in the case solely of Swing Line Loans, upon notice by 12:00 noon, New York City time on the same Business Day to the Swing Line Lender, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and whether of Revolving Credit Loans (and Swing Line Loans, if any), Term Loans, or a combination thereof, and, if of a combination of any thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.20, 2.21 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied pro rata to the remaining installments of principal thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Prepayments of Revolving Credit Loans and Swing Line Loans shall be applied first to all outstanding Swing Line Loans and second to Revolving Credit Loans. Repayments of Revolving Credit Loans or Term Loans under this Section 2.9 shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof; partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

                  2.10 Mandatory Prepayments. (a) If, subsequent to the Closing Date and continuing through the second anniversary of the Closing Date, Newco shall make any payment or other distribution to any stockholder in respect of Newco's Capital Stock or payment in respect of any redemption or repurchase of its Capital Stock, other than pursuant to the Merger Agreement, an amount equal to such payment shall be applied toward the prepayment of the Term Loans as set forth in Section 2.10(c).

                  (b) If, subsequent to the Closing Date, either Borrower or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale (other than in accordance with Section 6.6(b)), 100% of such Net Proceeds shall be promptly applied first, toward the prepayment of the Term Loans as set forth in Section 2.10(c) and second, to the prepayment of the Revolving Credit Loans; notwithstanding the foregoing, such Borrower shall not be required to pay any Net Proceeds to the Administrative Agent for application to the Term Loans until such time as such aggregate Net Proceeds received exceeds $1,000,000 and, upon such payment, Borrowers shall only be required to pay such Net Proceeds to the Administrative Agent at such time, and from time to time, as such aggregate Net Proceeds exceeds $1,000,000.

                  (c) Prepayments made pursuant to this Section 2.10 shall be applied by the Administrative Agent to the prepayment of the Term Loans (pro rata according to the outstanding principal amounts thereof held by the respective Lenders). Prepayments of the Term Loans pursuant to this Section 2.10 shall be applied to the remaining installments of each Term Loan in the inverse order of their scheduled maturities. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (d) Each Borrower shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each prepayment or mandatory prepayment pursuant to this Section 2.10 setting forth the date and amount thereof. Any prepayment of Loans pursuant to this Section
2.10 shall be applied, first, to any such Base Rate Loans then outstanding and the balance of such prepayment, if any, to any such Eurodollar Loans then outstanding; provided that prepayments of Eurodollar Loans, if not on the last day of the Interest Period with respect thereto, shall, at such Borrower's option be prepaid subject to the provisions of Sections 2.20 and 2.21 or the amount of such prepayment (after application to any Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for the Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods next ending most closely to the date such prepayment is required to be made and on the last day of each such Interest Period. After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to such Borrower.

                  2.11 Conversion and Continuation Options. (a) Any Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Any Borrower may elect to convert Base Rate Loans (other than Swing Line Loans) to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans (other than Swing Line Loans) may be converted as provided herein, provided that
(i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit

Termination Date, in the case of conversions of Revolving Credit Loans, or the Term Loan Maturity Date, in the case of conversions of Term Loans.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by any Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, which shall specify the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date, in the case of continuations of Revolving Credit Loans or the date of the Term Loan Maturity Date, in the case of continuations of Term Loans and provided, further, that if any Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                  2.12 Maximum Number of Eurodollar Loans. In no event shall there be more than nine (9) Eurodollar Loans outstanding at any time.

                  2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.13(b) plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in Section 2.13(b) plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.13(c) shall be payable from time to time on demand.

                  2.14 Computation of Interest and Fees. (a) Fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify each Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the

Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify each Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall notify the Borrowers of the Eurodollar Rate used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

                  2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to each Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall any Borrower have the right to convert Loans to Eurodollar Loans.

                  2.16 Pro Rata Treatment and Payments. (a) Each borrowing by either Borrower from the Lenders hereunder (other than Swing Line Loans), each payment by either Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each optional prepayment by either Borrower of the Revolving Credit Loans or the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans or the Term Loans, as the case may be, then held by the respective Lenders. Each payment (other than optional prepayments) by or on behalf of either Borrower (including any application of proceeds of collateral) on account of the principal of or interest on the Loans shall be made pro rata according to the respective amounts of such principal or interest then due and owing. All payments (including prepayments) to be made by either Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, unless the result of such extension would be to cause such payment to be made in the succeeding calendar months, in which event such payment shall be due and payable on the immediately preceding Business Day, and, with respect to payments of principal and interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from such Borrower.

                  2.17 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, each Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20 or 2.21.

                  2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject any Lender to any tax of any kind
                  whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it or the issuance of a Letter of Credit by the Issuing Lender, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

                         (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                         (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender and the Administrative Agent deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or of issuing and maintaining Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, each Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, each Borrower shall promptly pay to such Lender and the Administrative Agent such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the relevant Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to either Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19 Taxes. (a) All payments made by either Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that such Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 2.19(b). Whenever any Non-Excluded Taxes are payable by either Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If either Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia shall:

                           (i) deliver to each Borrower and the Administrative Agent on or before the date on which it becomes a Lender either (A) two properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form, as the case may be) claiming complete exemption from United States withholding tax with respect to payments by any Borrower under this Agreement or (B) in the case of a Lender claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" by either Borrower under this Agreement, a properly completed and duly executed United States Internal Revenue Service Form W-8 (or successor applicable form, as the case may be) and an annual certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, is not a 10-percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code and is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code;

                           (ii) deliver to each Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered; and

                           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by either Borrower or the Administrative Agent;

provided, however, that such Lender shall not be required to perform the obligations under this Section 2.19(b) if an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises each Borrower and the Administrative Agent.

                  2.20 Indemnity. The Borrowers agree, jointly and severally, to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by either Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or payment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.21 Fees. Each Borrower hereby agrees to pay to the Administrative Agent such fees on such dates as may from time to time be agreed to by such parties in writing.

                  2.22 Letters of Credit.

                  (a) The Issuing Lender will, from time to time until the Revolving Credit Termination Date, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as the Issuing Lender may require, issue or amend Letters of Credit on such terms as are satisfactory to the Issuing Lender, provided, however that the Issuing Lender shall not issue any Letter of Credit (A) at any time if, after giving effect to such Letter of Credit, the Letter of Credit Obligations would exceed the lesser of (i) $5,000,000 or (ii) the aggregate amount of Revolving Credit Commitments minus the sum of (w) the Letter of Credit Obligations, (x) the outstanding principal balance of the Revolving Credit Loans and (y) the outstanding principal balance of the Swing Line Loans, and (B) with an expiry date (i) more than one year from its issuance or (ii) subsequent to a date 30 days prior to the Revolving Credit Termination Date.

                  (b) OpCo agrees to reimburse the Administrative Agent for the account of the Issuing Lender, on demand, for each such payment made by the Issuing Lender under or pursuant to any Letter of Credit or L/C Draft. OpCo further agrees to pay to the Administrative Agent for the account of the Issuing Lender, on demand, interest at the rate set forth in Section 2.13 applicable to Base Rate Loans on any amount paid by the Issuing Lender under or pursuant to any Letter of Credit or L/C Draft from the date of payment until the date of reimbursement to the Issuing Lender.

                  (c) OpCo's obligation to reimburse the Administrative Agent for the account of the Issuing Lender for payments and disbursements made by the Issuing Lender under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which OpCo may have or have had against the Issuing Lender (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer of such Letter of Credit is transferable; provided, however, that OpCo shall not be obligated to reimburse the Administrative Agent for the account of the Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

                  (d) Notwithstanding anything to the contrary herein or in any Application, upon the occurrence of an Event of Default, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations shall, without demand upon or further notice to OpCo, be deemed (as between the Issuing Lender and OpCo) to have been paid or disbursed by the Issuing Lender under the Letters of Credit issued and L/C Drafts accepted by the Issuing Lender (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Credit Loan, which shall be a Base Rate Loan, to OpCo in the amount of such Letter of Credit Obligations to have been made and accepted by OpCo, which Loan shall be immediately due and payable.

                  (e) With respect to each Letter of Credit, each Lender (other than the Issuing Lender) hereby irrevocably and unconditionally agrees that it shall be deemed to have purchased and received from the Issuing Lender, without recourse or warranty an undivided interest in such Letter of Credit, effective simultaneously with the issuance thereof, in an amount equal to such Lender's Commitment Percentage of such Letter of Credit. For the purposes of this Agreement, the proportionate interest which the Issuing Lender retains in each Letter of Credit shall be referred to as its "participation" in such Letter of Credit.

                  (f) If the Issuing Lender shall fail to be reimbursed pursuant to subsections (b) or (d) above by OpCo for any payment or disbursement under a Letter of Credit or L/C Draft, each other Lender shall, promptly upon request of the Issuing Lender, make a Revolving Credit Loan, which shall be a Base Rate Loan in an amount equal to such Lender's Commitment Percentage of such payment or disbursement. If the Administrative Agent or the Issuing Lender subsequently receives from OpCo any reimbursement of such payment or disbursement, the Administrative Agent or the Issuing Lender, as the case may be, shall promptly remit to each Lender its Commitment Percentage of such reimbursement. All interest payments received by the Issuing Lender or the Administrative Agent on account of reimbursements under this Agreement shall be promptly distributed by the Issuing Lender or the Administrative Agent, as the case may be, to the other Lenders pro rata according to their respective Commitment Percentages (except to the extent that the Issuing Lender was not promptly reimbursed by any such Lender).

                  (g) The obligation of each Lender to provide the Administrative Agent with such Lender's pro rata share of the amount of any payment or disbursement made by the Issuing Lender under any outstanding Letter of Credit or L/C Draft shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against the Issuing Lender (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that the Lenders shall not be obligated to reimburse the Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

                  (h) In determining whether to make any payment under or pursuant to any Letter of Credit or any related L/C Draft, the Issuing Lender shall have no obligation to OpCo, any Lender or any other Person other than to confirm that any documents required to be delivered have been delivered and that such documents comply on their face with the requirements of such Letter of Credit. No action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or L/C Draft, if taken or omitted in the absence of gross negligence or willful misconduct, shall put the Issuing Lender under any resulting liability to OpCo or any Lender.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Lender to issue Letters of Credit, each Borrower hereby represents and warrants, jointly and severally, to the Administrative Agent, the Issuing Lender and each Lender that:

                  3.1 Financial Condition. The consolidated balance sheet of the Parent and its consolidated Subsidiaries as at December 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP and certified by the chief financial officer of the Parent, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 3.1(a), neither the Parent nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as contemplated by the Merger Agreement, during the period from December 31, 1998 to and including the date hereof, there has been no sale, transfer or other disposition by the Parent or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Parent and its consolidated Subsidiaries at December 31, 1998, other than the sale of inventory in the ordinary course of business.

                  3.2 No Change. Since December 31, 1998 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  3.3 Corporate Existence; Compliance with Law. Each Credit Party is (a) validly existing and in good standing under the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and each Interest Rate Hedge Agreement to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents and each Interest Rate Hedge Agreement to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents and the Interest Rate Hedge Agreements. This Agreement has been, and each other Loan Document and each Interest Rate Hedge Agreement to which it is a party will be, duly executed and delivered on behalf of each Credit Party that is a party hereto or thereto. This Agreement constitutes, and each other Loan Document and each Interest Rate Hedge Agreement to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party that is a party hereto or thereto enforceable against such Credit Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents and the Interest Rate Hedge Agreements, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Credit Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien, other than the Liens created pursuant to the Loan Documents, on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  3.6 No Material Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or the Interest Rate Hedge Agreements or any of the transactions contemplated hereby or thereby, (b) with respect to the Stock Repurchase Agreement, any related document or any of the transactions contemplated thereby, or (c) which could reasonably be expected to have a Material Adverse Effect.

                  3.7 No Default. None of the Credit Parties or any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 Ownership of Property; Liens. Each of the Credit Parties and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.3. With respect to real property or interests in real property, as of the Closing Date, each Borrower has (i) fee title to all of the real property listed on Schedule 3.8 under the heading "Fee Properties" (each, a "Fee Property"), and (ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on Schedule 3.8 under the heading "Leased Properties" (each, a "Leased Property"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Liens permitted pursuant to
Section 6.3, (B) as to Leased Property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (C) title defects, or leases or subleases granted to others, which are not material to the Fee Properties or the Leased Properties, as the case may be, taken as a whole. The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property owned in fee or leased by each of the Borrowers and its Subsidiaries.

                  3.9 Intellectual Property. Each Credit Party and each of its Subsidiaries owns, or is licensed to use or otherwise has the right to use, all trademarks, tradenames, copyrights, patents, trade secrets and other proprietary information that it uses in the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the knowledge of each Credit Party, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Credit Party know of any valid basis for any such claim. The use of such Intellectual Property by each Credit Party and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.10 No Burdensome Restrictions. No Contractual Obligation of any Credit Party or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  3.11 Taxes. Each Credit Party and each of its Subsidiaries has filed or caused to be filed all material tax returns (or has received timely extensions for such filings) which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Credit Party or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.12 Federal Regulations. Except as more fully set forth in the Merger Agreement with respect to payment of the Class A Consideration, no part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                  3.13 ERISA. Except as set forth in Schedule 3.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $3,000,000. Neither the Borrowers nor any Commonly Controlled Entity has any liability in respect of any Multiemployer Plan.

                  3.14 Investment Company Act; Other Regulations. No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  3.15 Subsidiaries. (a) Prior to the date of this Agreement, the only Subsidiaries of the Parent are as set forth in Schedule 3.15(a); and
(b) Schedule 3.15(b) contains a complete and accurate list of each Subsidiary of either of the Borrowers after giving effect to the Merger.

                  3.16 Purpose of Loans. The proceeds of the Loans will be used as follows: (a) the proceeds of the Revolving Credit Loans and any Swing Line Loans shall be used by OpCo (i) to refinance the Existing Indebtedness, (ii) to finance working capital and capital expenditures and (iii) for general corporate purposes; and (b) the proceeds of the Term Loans will be used by Newco (i) to pay the Merger Consideration, (ii) to establish the Dissenting Shareholder Reserve, and (iii) to fund the OpCo Contribution, as more fully set forth in
Section 5.13.

                  3.17 Environmental Matters. Except as set forth on Schedule
3.17 and to the extent that all of the following, taken together, could not reasonably be expected to result in a Material Adverse Effect or to result in the payment of a Material Environmental Amount:

                  (a) The facilities and properties owned, leased or operated by each Credit Party or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

                  (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Credit Party or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) Neither any Credit Party nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or elsewhere in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (e) Except as set forth on Schedule 3.6, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Credit Party or any Subsidiary thereof in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

                  3.18 Solvency. Each Credit Party is, and after giving effect to the consummation of the Merger and to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be solvent.

                  3.19 Security Documents. (a) Each Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (as such term is defined in such Pledge Agreement) and proceeds thereof and, after satisfaction of the conditions specified in Section 4.1(t), such Pledge Agreement shall at all times constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Pledgors in such Collateral and the proceeds thereof, as security for the Secured Obligations (as such terms are defined in such Pledge Agreement), in each case prior and superior in right to any other Person.

                  (b) Each Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described, and as defined, therein and proceeds thereof, and, after financing statements in appropriate form are filed in the offices specified on Schedule 3 to such Security Agreement, each Security Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in such Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.3.

                  (c) Each Mortgage is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein, and upon filing the Mortgages in the jurisdictions listed on Schedule 3.19(c), such security interests will constitute first priority, perfected liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein.

                  3.20 Regulation H. No Mortgage encumbers improved real property (other than the Wheeling, West Virginia property) which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  3.21 Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document or the Interest Rate Hedge Agreements or any other document, certificate or statement furnished in writing to the Administrative Agent or the Lenders or any of them, by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents or the Interest Rate Hedge Agreements, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of any fact material to the interests of the Administrative Agent or any Lender, or omitted to state a fact necessary in order to make the statements contained herein or therein not misleading in any respect material to the interests of the Administrative Agent or any Lender. There is no fact known to any Credit Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Interest Rate Hedge Agreements or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents and the Interest Rate Hedge Agreements.

                  3.22 Year 2000 Compliance. Each of the Credit Parties has: (a) reviewed the areas within its business and operations which could be adversely affected by failure to become "Year 2000 Compliant", that is the computer applications, imbedded microchips and other systems used by each Credit Party or its material vendors will be able properly to recognize and perform date sensitive functions involving certain dates prior to and any date after December 31, 1999; (b) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner; and (c) committed adequate resources to support its Year 2000 plan. Based on such review and plan, each of the Credit Parties reasonably believes that it will become Year 2000 Compliant on a timely basis except to the extent that a failure to do so will not have a Material

Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of each Borrower and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit each Borrower and their Subsidiaries to conduct their business without a Material Adverse Effect.

                         SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loans requested to be made by it, and for the Issuing Lender to issue any Letter of Credit, is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans or the issuance of such Letters of Credit, on the Closing Date, of the following conditions precedent on or before June 14, 1999:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, the Parent, Newco and each of the other Credit Parties which is a party hereto, with a counterpart for each Lender, (ii) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender, (iii) the Guarantees, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, (iv) each of the Security Agreements, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender and (v) a Mortgage for each Fee Property and the Wheeling, West Virginia leasehold, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender.

                  (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by each Borrower, of the Merger Agreement and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Credit Party may be a party.

                  (c) Borrowing Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Borrower, dated the Closing Date, substantially in the form of Exhibit F with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each Borrower.

                  (d) Corporate Proceedings of the Borrowers. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Borrower Security Documents, certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing any Loan Document and any Interest Rate Hedge Agreement satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Borrower.

                  (f) Corporate Proceedings of the Parent. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Parent authorizing the execution, delivery and performance of the Loan Documents and the Interest Rate Hedge Agreements to which the Parent is a party, certified by the Secretary or an Assistant Secretary of the Parent as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (g) Parent Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Parent, dated the Closing Date, as to the incumbency and signature of the officers of the Parent executing any Loan Document or any Interest Rate Hedge Agreements satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Parent.

                  (h) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Subsidiary of the Borrowers which is a party to a Loan Document or an Interest Rate Hedge Agreement authorizing (i) the execution, delivery and performance of the Loan Documents and the Interest Rate Hedge Agreement to which it is a party and (ii) the granting by it of the Liens created pursuant to the Subsidiaries Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (i) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrowers which is a Credit Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document or any Interest Rate Hedge Agreement, satisfactory in form and substance to the Administrative

         Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

                  (j) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

                  (k) Termination of Existing Credit Agreement. OpCo shall have terminated its right to receive, and shall have satisfied in full, all "Loans" under the Existing Credit Agreement.

                  (l) Fees. The Arranger, the Syndication Agent, the Documentation Agent, the Managing Agent, the Administrative Agent and the Lenders shall have received all invoiced fees and expenses, including without limitation, the Ticking Fee, required to be paid on the Closing Date.

                  (m) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                         (i) the executed legal opinion of Schnader Harrison
                  Segal & Lewis LLP, counsel to the Borrowers and the other Credit Parties, substantially in the form of Exhibit G-1;

                         (ii) the executed legal opinions of the following local
                  counsel of the Borrower and the other Credit Parties: (A) Whitman Breed Abbott & Morgan LLP; (B) Bowles Rice McDavid Graff & Love, PLLC; (C) Smith Hulsey & Busey; (D) Edmunds and Williams; (E) Brennan, Steil, Basting & MacDougall, S.C., and
                  (F) Greenebaum Doll & McDonald PLLC, substantially in the form of Exhibit G-2; and

                         (iii) any executed legal opinions delivered to any
                  Credit Party or Buyer in connection with the Merger, accompanied by reliance letters in favor of the Administrative Agent and the Lenders; and

         each such legal opinion to cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (n) Third-Party Consents. All governmental and third party approvals (including landlords and other consents) necessary or advisable in connection with the Merger, the making of the initial Loans and the continuing operations of each of the Borrowers and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the Merger or the making of the initial Loans.

                  (o) Financial Statements. The Administrative Agent shall have received, with a copy for each Lender, (i) audited consolidated financial statements of the Parent and its consolidated Subsidiaries for the three most recent fiscal years ended prior to the Closing Date, and (ii) unaudited interim consolidated financial statements of the Parent and its consolidated Subsidiaries for each fiscal quarter ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this subsection as to which such financial statements are available, reasonably satisfactory to the Lenders and certified by the chief financial officer of the Parent, all such financial statements, including the related schedules and notes thereto, having been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein).

                  (p) Business Plan. The Administrative Agent shall have received, with a copy for each Lender, a business plan for fiscal years 1999 - 2004 reasonably satisfactory to the Lenders.

                  (q) Solvency Certificate. The Administrative Agent shall have received the executed Solvency Certificate, substantially in the form of Exhibit H.

                  (r) Environmental Audit. The Administrative Agent shall have received, with a counterpart for each Lender, Phase I Environmental Site Assessment Reports, reasonably satisfactory to the Administrative Agent and the Lenders with respect to the real property owned or leased by the Borrowers and their Subsidiaries from a firm reasonably satisfactory to the Administrative Agent and the Lenders.

                  (s) Other Conditions. All the representations contained in
         Section 3 hereof shall remain true and correct in all respects and no event has occurred or is pending or threatened which has resulted in or could result in through the passage of time a Material Adverse Effect.

                  (t) Pledged Stock and Notes; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to each of the Stock Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the Wheeling Bonds pledged pursuant to the Subsidiaries Note Pledge Agreement, endorsed in blank by a duly authorized officer of the pledgor thereof.

                  (u) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

                  (v) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform

         Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of each of the Borrowers and its Subsidiaries and the Parent and Newco in each of the jurisdictions and offices where assets of each such Person is located or recorded, and such search shall reveal no material liens on any of the assets of any such Person except for liens permitted by the Loan Documents.

                  (w) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 4.1(x) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the property covered by each mortgage certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

                  (x) Title Insurance Policy. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall: (i) be in an amount satisfactory to the Administrative Agent;
         (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy 1970 (Amended 10/17/70); (vi) contain such endorsements and affirmative coverage as the Administrative Agent may request and (vii) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

                  (y) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the Act, whichever is less, and (C) has a term ending not later than the maturity of the indebtedness secured by such mortgage and (ii) confirmation that each Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

                  (z) Copies of Documents. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in
         Section 4.1(x) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

                  (aa) Maximum Total Leverage Ratio. The Borrowers shall deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, evidence that the Total Leverage Ratio of the Borrowers, on a consolidated and pro forma basis, after giving effect to the borrowings on the Closing Date, shall not exceed 2.65 to 1.00.

                  (bb) Merger Documents. The Merger Agreement and all other documentation in connection therewith shall have been duly executed and delivered by the parties thereto.

                  (cc) Consummation of Merger. The Merger shall have been consummated for an aggregate effective cost equal to the Merger Consideration pursuant to the Merger Agreement and other satisfactory documentation, and no material provision thereof shall have been waived, amended, supplemented or otherwise modified.

                  4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan), and for the Issuing Lender to issue any Letter of Credit, is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by each Credit Party in or pursuant to the Loan Documents and the Interest Rate Hedge Agreements shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Interest Rate Hedge

         Agreements and the Merger Agreement shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by either Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in this Section have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

         Each of the Parent and the Borrowers hereby agrees, jointly and severally, that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document or under any Interest Rate Hedge Agreement, it shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  5.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Newco, copies of the consolidated balance sheet of Newco and its consolidated Subsidiaries and the consolidating balance sheets of Newco and OpCo as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Newco, the unaudited consolidated balance sheet of Newco and its consolidated Subsidiaries and the consolidating balance sheets of Newco and OpCo as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of such Persons for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

                  5.2 Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and (b), a certificate of a Responsible Officer (the "Compliance Certificate") (i) stating that, to the best of such Officer's knowledge, each Credit Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and (ii) in the case of financial statements referred to in Section 5.1(a) and (b), including calculations and information demonstrating in reasonable detail compliance with the requirements of
         Section 6.1;

                  (c) not later than 30 days following the end of each fiscal year of Newco, a copy of the projections by Newco of the operating budget and cash flow budget of Newco and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and (b), a management narrative report explaining all significant variances from forecasts, projections and previous results and all significant current developments in staffing, marketing, sales and operations; and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Newco or its Subsidiaries, as the case may be.

                  5.4 Maintenance of Existence. Preserve, renew and keep in full force and effect its corporate existence, except with respect to the Merger, and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.5, and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon prior written notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of either Borrower and its Subsidiaries with officers and employees of such Borrower and its Subsidiaries and with its independent certified public accountants.

                  5.7 Notices. Promptly give notice to the Administrative Agent (who shall promptly notify each Lender) of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of either Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between either Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding (including without limitation any notice of violation, alleged violation, liability or potential liability under any Environmental Law) affecting either Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after any Credit Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or either Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Borrower proposes to take with respect thereto.

                  5.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that any failures could not, in the aggregate, be expected to have a Material Adverse Effect or to result in the payment of a Material Environmental Amount.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  5.9 Additional Subsidiaries. With respect to any Subsidiary of either Borrower created or acquired after the Closing Date by such Borrower, promptly (i) execute and deliver, or cause to be executed and delivered, to the Administrative Agent a pledge agreement or supplement to a Stock Pledge Agreement, in form, scope and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, executed in blank, (iii) execute and deliver, or cause to be executed and delivered, to the Administrative Agent a pledge agreement or supplement to the Subsidiaries Note Pledge Agreement, in form, scope and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in any notes held by such Subsidiary, (iv) deliver to the Administrative Agent the certificates representing such notes, endorsed in blank, (v) cause such Subsidiary to execute and deliver a guarantee or a supplement to the Subsidiaries Guarantee (which guarantee shall be senior to all other Indebtedness of such guarantor), in form and substance satisfactory to the Administrative Agent, in respect to all obligations of the Borrowers hereunder and under the other Loan Documents and the Interest Rate Hedge Agreements, (vi) cause such Subsidiary to execute and deliver a security agreement or supplement to the Subsidiaries Security Agreement, in form and substance satisfactory to the Administrative Agent, securing such Subsidiary's obligations under such guarantee and covering the types of assets covered by the Subsidiaries Security Agreement, (vii) to the extent required by Section 5.10(a), cause such Subsidiary to execute and deliver one or more Mortgages, in form and substance satisfactory to the Administrative Agent, securing such Subsidiary's obligations under such guarantee, and any other documents required under such Section, (viii) execute and deliver such amendments to this Agreement requested by the Administrative Agent to reflect the existence of such Subsidiary, including, without limitation, amendments to Sections 3, 5, 6 and 7 to include such Subsidiary in the covenants, representations and warranties and agreements contained therein and (ix) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i), (ii),
(iii), (iv), (v), (vi) and (vii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  5.10 After-Acquired Property. (a) Upon the acquisition by either Borrower or any of its Subsidiaries of any fee or leasehold interest in real property for consideration in excess of $1,000,000, or of any Subsidiary holding any such interest, deliver to the Administrative Agent one or more Mortgages granting the Administrative Agent a first priority security interest in such real property and/or leaseholds, together with (i) legal opinions in form and substance satisfactory to the Administrative Agent and covering the matters covered, with respect to the mortgages delivered on the Closing Date, by the opinions delivered pursuant to
Section 4.1(m)(i) and (ii) the documents which would be required under Section 4.1(w), (x), (y) and (z), as appropriate, if such Mortgage were to have been delivered at the Closing Date.

                  (b) Grant in favor of the Administrative Agent, for the benefit of the Lenders, Liens on any other assets hereafter acquired and on previously encumbered assets which become unencumbered, to the extent such Liens are then permissible under applicable law and pursuant to any agreements to which either Borrower or its Subsidiaries are a party, at any time that the aggregate fair market value of such assets exceeds $1,000,000, pursuant to documentation in form and substance satisfactory to the Administrative Agent.

                  5.11 Foreign Subsidiary. At or within two months after the Closing Date, cause either Borrower and any Foreign Subsidiary to execute and deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, such documents and instruments (including, without limitation, pledge agreements) and take such action (including, without limitation, the delivery of stock certificates and instruments) as the Administrative Agent may reasonably request in order to grant to the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Borrowers' obligations hereunder, a first priority perfected security interest in 65% of the Capital Stock of, or equivalent ownership interests in, the Foreign Subsidiary, along with any warrants, options, or other rights to acquire the same, in all cases to the extent legally permissible and practicable.

                  5.12 Interest Rate Protection. Within 90 days after the Closing Date, obtain interest rate protection for a period of at least three years on a notional amount of the principal amount of the Term Loans, on a weighted average basis taking into account scheduled amortization payments, on terms and conditions reasonably satisfactory to the Administrative Agent and the Lenders.

                  5.13 Capital Contribution. (a) Simultaneously with its receipt of the proceeds of the Term Loan, Newco shall (i) pay the Class A Consideration to the Class A Holders, (ii) establish and maintain the Dissenting Shareholder Reserve in accordance with the provisions of the DGCL, and (iii) make a capital contribution to OpCo in the amount of the Term Loan Commitments less the sum of
(x) the Merger Consideration and (y) the Dissenting Shareholder Reserve.

                  (b) Upon consummation of all payments due to Dissenting Shareholders, Newco shall make a capital contribution to OpCo of all amounts remaining in the Dissenting Shareholder Reserve.

                  5.14 Year 2000 Compliance. Take all actions necessary to assure that the Borrowers' computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrowers shall provide evidence of such capability satisfactory to the Administrative Agent.

                          SECTION 6. NEGATIVE COVENANTS

         Each of the Parent and the Borrowers hereby agrees, jointly and severally, that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, it shall not, and (except with respect to Section 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                  6.1 Financial Condition Covenants.

                  (a) Minimum Net Worth. Permit the Net Worth of Newco, on a consolidated basis, at the last day of any fiscal quarter to be less than (i) for any date of determination from the Closing Date through and including the second anniversary of the Closing Date, the sum of
         (x) $50,000,000 plus (y) 75% of cumulative Net Income of Newco (without deduction for any net loss), on a consolidated basis; and, (ii) for any date of determination after the second anniversary of the Closing Date, the sum of (x) the amount of (i) plus (y) 50% of cumulative Net Income of Newco (without deduction for any net loss), on a consolidated basis, after such second anniversary.

                  (b) Fixed Charge Coverage. Permit the Fixed Charge Coverage Ratio of Newco, on a consolidated basis, for any period of four consecutive fiscal quarters (or, if fewer than four full fiscal quarters have elapsed since the Closing Date, the period since the Closing Date) ending on the last day of any fiscal quarter (i) to be less than 1.25 to 1.00, for the period from the Closing Date through and including December 31, 2000, and (ii) to be less than 1.50 to 1.00 for the period from January 1, 2001 and thereafter.

                  (c) Total Leverage Ratio: Permit the Total Leverage Ratio of Newco, on a consolidated basis, to be greater than as set forth below:

                  --------------------------------------------------------
                  Period                                      Ratio
                  --------------------------------------------------------
                  Closing Date through and including       2.85 to 1.00
                  December 31, 1999
                  --------------------------------------------------------
                  January 1, 2000 through and              2.50 to 1.00
                  including December 31, 2000
                  --------------------------------------------------------
                  January 1, 2001 through and              2.25 to 1.00
                  including December 31, 2001
                  --------------------------------------------------------
                  January 1, 2002 and thereafter           2.00 to 1.00
                  --------------------------------------------------------


                  6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrowers under this Agreement;

                  (b) Indebtedness under Interest Rate Hedge Agreements entered into pursuant to Section 5.12 hereof;

                  (c) Indebtedness of either Borrower to any other Credit Party and of any Credit Party to either Borrower or any other Credit Party; and

                  (d) Additional Indebtedness of the Borrowers not exceeding $10,000,000 in aggregate principal amount at any one time outstanding.

                  6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, unless, in either case, enforcement proceedings have been commenced with respect thereto;

                  (c) pledges or deposits in connection with workers, compensation, unemployment insurance and other social security legislation (excluding ERISA);

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

                  (f) Liens securing Indebtedness of the Borrowers permitted by
         Section 6.2(c) incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
         (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 90% of the original purchase price of such property at the time it was acquired;

                  (g) Liens created pursuant to the Security Documents; and

                  (h) Liens in connection with the Wheeling Bonds.

                  6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 6.4(a);

                  (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

                  (c) guarantees made in the ordinary course of its business by either Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

                  (d) the Guarantees.

                  6.5 Limitation on Fundamental Changes. Other than the Merger, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of either Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of such Borrower (provided that a wholly-owned Credit Party or Credit Parties shall be the continuing or surviving corporation); and

                  (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other wholly owned Domestic Subsidiary of such Borrower.

                  6.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets or any interest therein (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than either Borrower or any wholly-owned Domestic Subsidiary, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) as permitted by Section 6.5(b);

                  (d) the sale or other disposition of any other property for consideration not in excess of $10,000,000; provided that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in and to the extent required by Section 2.10(b); and

                  (e) any other Asset Sale; provided that (i) any consideration received therefor has been determined by such Person's Board of Directors to be at fair market value, (ii) at least 90% of such consideration is paid in cash and (iii) the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in and to the extent required by Section 2.10(b).

                  6.7 Limitation on Dividends.

                  (a) With respect to Newco, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Newco or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Newco, except that (i) Newco may make the payments to the Class A Holders as contemplated under the Merger Agreement, and (ii) (A) during the fiscal year ended December 31, 1999, Newco may declare and pay (in such fiscal year) dividends in respect of its Capital Stock in an aggregate amount up to $2,500,000, (B) during the fiscal year ended December 31, 2000, Newco may declare and pay dividends in respect of its Capital Stock in an aggregate amount up to 25% of the Net Income of Newco, on a consolidated basis, for the immediately preceding fiscal year (determined by reference to Newco's audited consolidated financial statements for such fiscal year) less the aggregate amount of dividends paid under clause
(A) above, and (C) during the fiscal year ending December 31, 2001, and each fiscal year thereafter, Newco may declare and, on or after the second anniversary of the Closing Date, pay dividends in respect of its Capital Stock in an aggregate amount up to 50% of Net Income of Newco, on a consolidated basis, for the immediately preceding fiscal year (determined by reference to Newco's audited consolidated financial statements for such fiscal year), provided that, in connection with clause (ii) above, (x) no Default or Event of Default shall have occurred and be continuing at the time of the proposed payment or would occur, or would be likely to occur, as a result of the proposed payment, (y) simultaneously with such payment under clause (A) and (B) above, Newco makes a payment to the Administrative Agent for the account of the Lenders equal to the amount of the dividend for application to the Term Loans in accordance with Section 2.10(a), and (z) with respect to clauses (B) and (C) (but not clause (A)) of clause (ii) above, after giving effect to such dividend the Free Cash Flow of Newco for the immediately preceding four consecutive fiscal quarters is greater than zero.

                  (b) With respect to OpCo and its Subsidiaries, (i) direct or indirect Subsidiaries of OpCo can declare and pay dividends in any amount to OpCo in respect of the

Capital Stock of each and OpCo can declare and pay dividends in any amount to Newco in respect of its Capital Stock but in no event less than the amounts from time to time required by Newco to make the payments required under this Agreement and the other Loan Documents to which Newco is a party.

                  6.8 Limitation on Capital Expenditures. Make any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures by OpCo and its Subsidiaries in the ordinary course of business not exceeding, in the aggregate during any fiscal year of OpCo, $10,000,000 on a consolidated basis except that OpCo shall be able to expend up to an additional $5,000,000 in the aggregate in any period of four consecutive fiscal quarters, in addition to the amounts otherwise permitted under this Section 6.8, in any one fiscal year to add a third manufactured binder and wrapper production line at OpCo's plant in Jacksonville, Florida.

                  6.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans and advances to employees of either of the Borrowers or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrowers and their Subsidiaries not to exceed $500,000 at any one time outstanding;

                  (d) investments by either of the Borrowers or its Subsidiaries in any Subsidiary of the Borrowers which has complied with the conditions set forth in Section 5.9 (to the extent applicable) or any Foreign Subsidiary which has complied with the conditions set forth in
         Section 5.11; provided that the aggregate amount of all such advances, loans, investments, transfers or guarantees outstanding at any time made to or on behalf of the Foreign Subsidiaries shall not exceed $10,000,000; and

                  (e) investments by the Borrowers in Joint Ventures in existence on the date hereof and listed on Schedule 6.9(e).

                  6.10 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness except pursuant to the Loan Documents, or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness (excluding the Loans) (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                  6.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of either Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  6.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by either Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by either Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of either Borrower or such Subsidiary.

                  6.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of any Borrower to end on a day other than December 31.

                  6.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of either Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  6.15 Limitations on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the manufacture, sale and distribution of tobacco, tobacco products and materials for the packaging and marketing of tobacco, or in the case of Swisher International Finance Company, enter into any business other than holding the Wheeling Bonds.

                  6.16 Limitation on Acquisitions. Make any Acquisition other than a non-hostile Acquisition (a "Permitted Acquisition"); provided; however, that in the case of each such Permitted Acquisition, (i) the Borrower making such Permitted Acquisition is the surviving entity, (ii) the business to be acquired is predominantly in such Borrower's existing lines of business or businesses reasonably related thereto and located predominantly in the United States, (iii) the Borrower shall have obtained the prior written consent of the Required Lenders for any Permitted Acquisition, the cash portion of which total consideration exceeds $5,000,000, (iv) the cash portion of any Permitted Acquisition may not exceed $10,000,000, (v) the business to be acquired has achieved net income before interest and taxes of not less than One Dollar ($1.00) for the immediately preceding fiscal year, (vi) at the time of, and after giving effect to, any Permitted Acquisition, (x) no Default or Event of Default has occurred an is continuing and (y) Newco, on a consolidated basis, shall be in compliance with all of the financial covenants contained in Section 6 of this Agreement and the Borrowers shall provide evidence of such compliance on a pro forma basis in the case of a Permitted Acquisition, and (vii) each new Subsidiary of the Borrower acquired through a Permitted Acquisition shall become a Guarantor under this Agreement. For purposes of this Section 6.16, "cash portion" shall mean the sum of (x) the amount in Dollars actually paid by such Borrower upon the closing of the Permitted

Acquisition and (y) the aggregate amount of Indebtedness assumed by such Borrower in connection with the Permitted Acquisition.

                  6.17 Prohibition on Change of Control. Cause, permit or allow any Change of Control.

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Either Borrower shall fail to pay any principal of or interest on any Loan when due in accordance with the terms hereof, or either Borrower shall fail to pay any other amount payable hereunder or under any Loan Document or any Interest Rate Hedge Agreement after any such other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by either Borrower or any other Credit Party herein or in any other Loan Document or any Interest Rate Hedge Agreement or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document or any Interest Rate Hedge Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Either Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in Section 5.1, 5.2, 5.4 or 5.5 or Section 6 hereof (including to the extent incorporated by reference pursuant to Section 6 of the Subsidiaries Guarantee), Section 5(b) of any Stock Pledge Agreement, Section 5(a) to 5(e), 6(g) or 6(i) of the Subsidiaries Note Pledge Agreement, Section 3(b) of any Mortgage, Section 4.4, 5.5(a) or 6.2(a) or (b) of the Borrower Security Agreement, or Section 4.7, 5.5(a) or 6.2(a) or (b) or of the Subsidiaries Security Agreement; or

                  (d) Either Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document. (other than as provided in subsections (a) through (c) of this Section 7) or any Interest Rate Hedge Agreement; or

                  (e) Either Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) Either Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against either Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause
         (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against either Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) either Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) either Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against either Borrower or any of its Subsidiaries involving in the aggregate liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, or any action to enforce any such judgment or decree, or any Lien created in connection therewith, shall have been taken; or

                  (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or either Borrower or any other Credit Party shall so assert, directly or indirectly, or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert, directly or indirectly; or

                  (k) A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii) or (iv) of subsection (f) of this Section with respect to such Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                         SECTION 8. ADMINISTRATIVE AGENT

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or the Interest Rate Hedge Agreements or otherwise exist against the Administrative Agent.

                  8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document or any Interest Rate Hedge Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or any Interest Rate Hedge Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or any the Interest Rate Hedge Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Interest Rate Hedge Agreement or for any failure of either Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Interest Rate Hedge Agreement, or to inspect the properties, books or records of any Borrower.

                  8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to either Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document or any Interest Rate Hedge Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents and the other Interest Rate Hedge Agreements in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto or shall be binding upon all the Lenders and all future holders of the Loans.

                  8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or either of the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of either Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of either Borrower which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, any of the Interest Rate Hedge Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with either Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents and the Interest Rate Hedge Agreements. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be deemed approved by the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements.

                  8.10 Syndication Agent; Documentation Agent; Managing Agent. The parties agree that neither the Syndication Agent, the Documentation Agent nor the Managing Agent shall have any special duties, rights or powers under this Agreement but shall be entitled, in each such capacity, to the same protections afforded to the Administrative Agent under this Section 8 to the extent that any of them performed any duties or exercised any rights or powers, in each such capacity under this Agreement.

                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder, or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of, or amount of, any interest, fee or other amount payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or a material portion of the Collateral or release any Guarantee or amend, modify or waive any provision of Sections 2.7 and 2.10, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of this Agreement which would directly and adversely affect the Swing Line Lender without the written consent of the then Swing Line Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Parent, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mail, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Parent, the Borrowers, the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Parent or the Borrowers:  c/o Swisher International, Inc.
                                       20 Thorndal Circle
                                       Darien, CT 06820
                                       Attention: Chief Financial Officer
                                       Fax: 203.656.1494

         The Administrative
         Agent:                        BankBoston, N.A.
                                       One Landmark Square
                                       Suite 2002
                                       Stamford, Connecticut 06901
                                       Attention: Swisher Relationship Manager
                                       Fax: 203.967.8169

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, 2.9, 2.11 or 2.16 shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents or the Interest Rate Hedge Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and the Interest Rate Hedge Agreements and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder until all obligations hereunder and under the other Loan Documents and the Interest Rate Hedge Agreements have been paid in full and the Commitments hereunder have been terminated.

                  9.5 Payment of Expenses and Taxes. Each Borrower jointly and severally agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements, or the use of the proceeds of the Loans in connection with the Merger, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and the Interest Rate Hedge Agreements and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and the Interest Rate Hedge Agreements and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent, and each of their respective Affiliates, directors, officers, employees and representatives (each, an "Indemnified Party") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and the Interest Rate Hedge Agreements, and the use of the proceeds of the Loans and the Letters of Credit, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrowers, any of their Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrowers shall have no obligation hereunder to any Indemnified Party with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Party. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  9.6 Successors and Assigns; Participations and Assignments .
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any of its affiliates or to any Lender or any affiliate thereof or to an additional bank or financial institution (an "Assignee"), in the case of any assignment relating to Commitments to such an additional bank or financial institution with the consent of the Borrowers and the Administrative Agent (which consents in each case shall not be unreasonably withheld), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee, such assigning Lender (and, to the extent required, by the Borrowers and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment remaining with the assigning Lender are each not less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section and subsection (d) below, the consent of the Borrowers shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in clause (f) of Section 7 shall have occurred and be continuing.

                  (d) The Administrative Agent shall, on behalf of the Borrowers, maintain at the address of the Administrative Agent referred to in
Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder or under any Note as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder or under any Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of any assignment relating to Revolving Credit Loans to an Affiliate of such assigning Lender or to an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent by the assigning Lender or Assignee of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

                  (f) The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 9.15, any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  9.7 Adjustments; Set-off. (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 7, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

                  9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Loan Documents and the Interest Rate Hedge Agreements represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents or the Interest Rate Hedge Agreements.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.12 Submission To Jurisdiction; Waivers. Each Borrower and each other Credit Party hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower or other Credit Party at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgements. Each of the Borrowers and the other Credit Parties hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents and the Interest Rate Hedge Agreements;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to either Borrower or other Credit Party arising out of or in connection with this Agreement or any of the other Loan Documents or the Interest Rate Hedge Agreements, and the relationship between the Administrative Agent and Lenders, on one hand, and either Borrower or any other Credit Party, on the other hand, in connection with this Agreement or any of the other Loan Documents or the Interest Rate Hedge Agreements is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or the Interest Rate Hedge Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers, the other Credit Parties and the Lenders.

                  9.14 WAIVERS OF JURY TRIAL. EACH BORROWER, THE PARENT, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE INTEREST RATE HEDGE AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN.

                  9.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by either Borrower pursuant to this Agreement that is designated by such Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof,
(iii) to its and its Affiliates' employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder or under any of the other Loan Documents or the Interest Rate Hedge Agreements.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        SWISHER INTERNATIONAL GROUP INC.


                                        By
                                           -------------------------------------
                                           Robert A. Britton
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        SIGI ACQUISITION CORPORATION


                                        By
                                           -------------------------------------
                                           Robert A. Britton
                                           Title: Vice President


                                        SWISHER INTERNATIONAL, INC.


                                        By
                                           -------------------------------------
                                           Robert A. Britton
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        BANKBOSTON, N.A., as Administrative
                                        Agent, a Lender, Issuing Lender and
                                        Swingline Lender


                                        By
                                           -------------------------------------
                                           W. Lincoln Schoff, Jr.
                                           Title: Director

                                        THE BANK OF NOVA SCOTIA, as Syndication
                                        Agent and a Lender


                                        By
                                           -------------------------------------
                                           Todd S. Meller
                                           Title: Senior Relationship Manager


                                        CREDIT LYONNAIS NEW YORK BRANCH, as
                                        Documentation Agent and a Lender


                                        By
                                           -------------------------------------
                                           Name:  Vladimir Labun
                                           Title: First Vice President & Manager


                                        THE CHASE MANHATTAN BANK, as
                                        Managing Agent and a Lender


                                        By
                                           -------------------------------------
                                           Alan Aria
                                           Title: Vice President


                                        Other Lenders:
                                        --------------

                                        DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
                                        CAYMAN ISLANDS BRANCH


                                        By
                                           -------------------------------------
                                           Joel Makowsky
                                           Title: Vice President


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                        FLEET NATIONAL BANK


                                        By
                                           -------------------------------------
                                           Andrew H. Harris
                                           Title: Vice President


                                        FIRST UNION NATIONAL BANK


                                        By
                                           -------------------------------------
                                           Paul T. Savino
                                           Title: Senior Vice President


                                        PEOPLE'S BANK


                                        By
                                           -------------------------------------
                                           John G. Bundschuh
                                           Title: Vice President


                                        STATE STREET BANK AND TRUST COMPANY


                                        By
                                           -------------------------------------
                                           Christopher DelSignore
                                           Title: Vice President


                                        ERSTE BANK DER OESTERREICHISCHEN
                                        SPARKASSEN AG


                                        By
                                           -------------------------------------
                                           John Runnion
                                           Title: First Vice President


                                        By
                                           -------------------------------------
                                           John Fay
                                           Title: Assistant Vice President

The following Persons are signatories to this Agreement in their capacities as Credit Parties and not as Borrowers.


                                        KING EDWARD TECHNOLOGY INC.


                                        By
                                           -------------------------------------
                                           Robert A. Britton
                                           Title: Vice President


                                        MARTIN BROTHERS INTERNATIONAL, INC.


                                        By
                                           -------------------------------------
                                           Robert A. Britton
                                           Title: Vice President


                                        SWISHER INTERNATIONAL FINANCE COMPANY


                                        By
                                           -------------------------------------
                                           Robert A. Britton
                                           Title: Vice President


                                        SWISHER INTERNATIONAL, LTD.


                                        By
                                           -------------------------------------
                                           Robert A. Britton
                                           Title: Vice President


                                        SWISHER SANTIAGO ENTERPRISES, INC.


                                        By
                                           -------------------------------------
                                           Robert A. Britton
                                           Title: Vice President

                                        SWISHER INTERNATIONAL EXPORT, INC.


                                        By
                                           -------------------------------------
                                           Robert A. Britton
                                           Title: Vice President

                                   SCHEDULE I
                               TO CREDIT AGREEMENT

                 LENDERS, COMMITMENTS AND ADDRESSES FOR NOTICES

                                                       Revolving Credit                  Term Loan
                  Name/Address                            Commitment                     Commitment
                  ------------                            ----------                     ----------
BankBoston, N.A.,                                        $ 18,750,000                    $11,250,000
     Administrative Agent
One Landmark Square
Suite 2002
Stamford, CT  06901

The Bank of Nova Scotia,                                 $ 16,250,000                    $ 9,750,000
     Syndication Agent
One Liberty Plaza, 26th Floor
New York, NY  10006

Credit Lyonnais New York Branch,                         $ 16,250,000                    $ 9,750,000
     Documentation Agent
1301 Avenue of the Americas
New York, NY  10019

The Chase Manhattan Bank, Managing Agent                 $ 16,250,000                    $ 9,750,000
999 Broad Street
Bridgeport, CT  06604

270 Park Avenue
New York, NY  10017

Deutsche Bank AG New York Branch and/or Cayman           $ 13,750,000                    $ 8,250,000
     Islands Branch
31 W. 52nd Street, 24th Floor
New York, NY  10019

Fleet National Bank                                      $ 13,750,000                    $ 8,250,000
One Landmark Square, 2nd Floor
Stamford, CT  06901

                                                       Revolving Credit                  Term Loan
                  Name/Address                            Commitment                     Commitment
                  ------------                            ----------                     ----------
First Union National Bank                                $  8,125,000                    $ 4,875,000
300 Main Street
Stamford, CT  06901

People's Bank                                            $  8,125,000                    $ 4,875,000
350 Bedford Street
Stamford, CT  06901

State Street Bank and Trust Company                      $  8,125,000                    $ 4,875,000
225 Franklin Street
Boston, MA  02110

Erste Bank der Oesterreichischen Sparkassen AG           $  5,625,000                    $ 3,375,000
280 Park Avenue                                          ------------                    -----------
West Bldg., 32nd Floor
New York, NY  10017
                                          TOTAL:         $125,000,000                    $75,000,000

                                                                 SCHEDULE 3.1(a)
                                                             TO CREDIT AGREEMENT


                                   LIABILITIES

                                                                    SCHEDULE 3.6
                                                             TO CREDIT AGREEMENT


                                   LITIGATION

                                                                    SCHEDULE 3.8
                                                             TO CREDIT AGREEMENT


                                  REAL PROPERTY


         A.       Fee Properties
                  1.  27  Little Bay Harbor Rd, Ponte Vedra, Florida
                  2.  459 East 16th Street, Jacksonville, Florida
                  3.  2100 Walnut Street, Jacksonville, Florida
                  4.  4 Maple Street, Helmetta, New Jersey (For sale)
                  5.  401 West Fulton Street, Edgerton, Wisconsin
                  6.  201-205 West Main Street, Edgerton, Wisconsin
                  7.  20 Burdicks Street, Edgerton, Wisconsin
                  8.  Route 40 West, Brookneal, Virginia
                  9.  El Parasio, Honduras

         B.       Leased Properties
                  1.   20 Thorndal Circle, Darien, CT
                  2.  1405 East Ashley, Jacksonville, Florida
                  3.  560 Heckster Drive, Jacksonville, Florida
                  4.  4115 Pembroke Road, Hopkinsville, Kentucky
                  5.  4000 Water Street, Wheeling, West Virginia

                                                                   SCHEDULE 3.13
                                                             TO CREDIT AGREEMENT


                                  ERISA MATTERS

                                                                   SCHEDULE 3.15
                                                             TO CREDIT AGREEMENT


                                  SUBSIDIARIES

                                                                   SCHEDULE 3.17
                                                             TO CREDIT AGREEMENT


Florida

o Phase I Environmental Site Assessment Update Report, Swisher International, Inc., 459 E. 16th Street, Jacksonville, Florida dated April 8, 1999, prepared by Dames & Moore.

Kentucky

o Phase I Environmental Site Assessment Report, Swisher International, 4115 Pembroke Road, Hopkinsville, Kentucky dated May 7, 1999, prepared by Dames & Moore.

New Jersey

o Phase I Environmental Site Assessment Update Report, Swisher International Group, Inc., 4 Maple Street, Helmetta, New Jersey dated April 7, 1999, prepared by Dames & Moore.

Virginia

o Phase I Environmental Site Assessment Update Report, Swisher International Inc., Route 40 West, Brookneal, Virginia dated April 2, 1999, prepared by Dames & Moore.

West Virginia

o Phase I Environmental Site Assessment Update Report, Swisher International, Inc., 4000 Water Street, Wheeling, West Virginia dated April 7, 1999, prepared by Dames & Moore.

Wisconsin

o Phase I Environmental Site Assessment Update Report, Viroqua Leaf Tobacco Company, 401 W. Fulton Street and 201-205 S. Main Street, Edgerton, Wisconsin dated April 8, 1999, prepared by Dames & Moore.

                                                                SCHEDULE 3.19(c)
                                                             TO CREDIT AGREEMENT


                             MORTGAGE FILING OFFICES

                                                                 SCHEDULE 6.4(a)
                                                             TO CREDIT AGREEMENT


                              GUARANTEE OBLIGATIONS

                                                                 SCHEDULE 6.9(e)
                                                             TO CREDIT AGREEMENT


                          INVESTMENTS IN JOINT VENTURES